SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2004

PharmaNetics, Inc.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-25133	56-2098302
(Commission file Number)	(IRS Employer ID Number)

9401 Globe Center Drive, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 919-582-2600

NA

(Former name or former address, if changed since last report)

Item 5. Other Events.

On April 21, 2004, PharmaNetics (the “Registrant”) issued a press release which is attached to this report as Exhibit 99.1, and is incorporated herein in its entirety by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1	Press release dated April 21, 2004 announcing that the Registrant filed its Annual Report on Form 10-K for the year ended December 31, 2003 on April 14, 2004 and that the financial statements as of and for the year ended December 31, 2003 contained a going-concern qualification from its auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMANETICS, INC.

Date: April 22, 2004	/s/ Paul T. Storey
Paul T. Storey
Chief Financial Officer